For Immediate Release

ITC HOLDINGS CORP. PROVIDES INITIAL 2010 EARNINGS PER SHARE AND CAPITAL EXPENDITURE
GUIDANCE AND REAFFIRMS 2009 GUIDANCE

Highlights
w w	Initial 2010 EPS guidance range of $2.52 to $2.62 per diluted common share Initial 2010 capital expenditure guidance range of $405 million to $460 million

w 2009 EPS guidance of $2.32 to $2.42 per common share and capital expenditure guidance of $300 million to $345 million reaffirmed

w Five year capital expenditure plan of approximately $3 billion unveiled

NOVI, Mich., September 30, 2009 – ITC Holdings Corp. (NYSE: ITC) today announced initial earnings per share and capital expenditure guidance for 2010. For 2010, management expects diluted earnings per share in the range of $2.52 to $2.62. 2010 capital expenditures for ITCTransmission, METC and ITC Midwest are expected to be approximately $50-$60 million, $140-$155 million and $205-$225 million, respectively. In addition, ITC expects capital expenditures for ITC Great Plains in the range of $10 to $20 million.

“We are pleased to unveil our expectations for increased EPS for 2010 and our new capital investment plan that will drive future growth for our business,” said Joseph L. Welch, chairman, president and CEO of ITC. “ITC’s ability to invest in the transmission grids of its operating companies, as well as the success we are experiencing with our new development initiatives, is expected to continue to create long term value for our customers and for our shareholders.”

Excluding the $0.11 per share impact on 2009 EPS associated with the creation of regulatory assets for start-up and development expenses for ITC Great Plains, the midpoint of the 2010 EPS guidance range represents an increase of approximately 14% compared to the midpoint of the adjusted 2009 guidance range.

Additionally, ITC unveiled a new five year capital expenditure plan of approximately $3 billion. During the years 2010 to 2014, ITC anticipates investing approximately $2.3 billion in its base businesses, including expected transmission investments associated with generator interconnections, and approximately $700 million in its development projects.

The five year capital investment plan is projected to increase ITC’s consolidated rate base from approximately $2.1 billion as of the end of 2008 to approximately $4.5 billion at the end of 2014. This increase in rate base is expected to result in compound annual growth in earnings per share of approximately 13% — 15% over this period.

For more information please see the webcast of ITC’s analyst day held at the New York Stock Exchange today available on our website at http://investor.itc-holdings.com/events.cfm.

About ITC Holdings Corp.
ITC Holdings Corp. (NYSE: ITC) invests in the electricity transmission grid to improve electric reliability, improve access to markets, and lower the overall cost of delivered energy. ITC is the largest independent electricity transmission company in the country. Through its subsidiaries, ITCTransmission, Michigan Electric Transmission Company, LLC (METC) and ITC Midwest LLC, ITC operates regulated, high-voltage transmission systems in Michigan’s Lower Peninsula and portions of Iowa, Minnesota, Illinois and Missouri serving a combined peak load in excess of 25,000 megawatts. ITC is also focused on new areas where significant transmission system improvements are needed through subsidiaries ITC Grid Development, ITC Great Plains and ITC Panhandle Transmission. For more information, please visit: http://www.itc-holdings.com. (itc-ITC)

Safe Harbor Statement
This press release contains certain statements that describe our management’s beliefs concerning future business conditions, plans and prospects, growth opportunities and the outlook for our business and the electricity transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as “will,” “may,” “anticipates”, “believes”, “intends”, “estimates”, “expects”, “projects” and similar phrases. These forward-looking statements are based upon assumptions our management believes are reasonable. Such forward looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among others, the risks and uncertainties disclosed in our annual report on Form 10-K and our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission from time to time.

Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong. Forward-looking statements speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this release and in our annual and quarterly reports will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially. Except as required by law, we undertake no obligation to publicly update any of our forward-looking or other statements, whether as a result of new information, future events, or otherwise.

Investor/Analyst contact: Pat Wenzel (248.946.3570, pwenzel@itc-holdings.com)
Media contact: Louise Beller (248.946.3479, lbeller@itctransco.com)